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                                                                    EXHIBIT 10.3

                                SECOND AMENDMENT
                     TO THE AMERICAN BUSINESS PRODUCTS, INC.
                       1993 DIRECTORS STOCK INCENTIVE PLAN



         This Second Amendment to the American Business Products, Inc. 1993 Directors Stock Incentive Plan (the "Plan") is made and entered into this 8th day of May, 1998, by American Business Products, Inc. (the "Company").


                              W I T N E S S E T H:


         WHEREAS, the Company maintains the Plan for the benefit of its directors who are not otherwise employees of the Company or its subsidiaries; and

         WHEREAS, the Company believes it is in the best interest of the Company and its directors to amend the Plan to (i) change the Committee that administers the Plan, (ii) increase the number of shares of common stock of the Company authorized for issuance under the Plan, (iii) eliminate the provisions providing that the directors may receive options in lieu of fees and permitting the Committee sole discretion to grant Options to eligible directors from time to time, (iv) increase the vesting period for Option awards made after January 1, 1998, (v) effective January 1, 1998, eliminate the requirement for shareholder approval of all amendments to the Plan unless required by law, and (vii) to make certain other changes; and

         WHEREAS, Section 10(b) of the Plan permits the Company to amend the Plan at any time; and

         WHEREAS, the Board adopted a resolution authorizing this Second Amendment to the Plan at its meeting on February 11, 1998, and the shareholders approved the adoption of this Second Amendment at the annual meeting on May 8, 1998;

         NOW, THEREFORE, BE IT RESOLVED, that effective as of January 1, 1998, the Plan is hereby amended as follows:

                                       1.



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        Subsection 2(a) of the Plan shall be amended by striking the first sentence in its entirety and substituting the following in lieu thereof:

               "The Plan shall be administered and interpreted by the Compensation and Nominating Committee of the Company (the "Committee").

                                       2.

        Section 3 of the Plan is amended by substituting the number "425,000" for the number "150,000" therein.

                                       3.

        Subsection 5(a) of the Plan shall be deleted in its entirety and the following substituted in lieu thereof:

               "(a)   Award of Options.  The Committee, in its sole discretion,
               may grant Options to eligible directors from time to time."

                                       4.

        Subsection 5(c)(i) of the Plan shall be deleted in its entirety and this subsection number shall remain reserved.

                                       5.

        Subsection 5(d)(i) of the Plan is amended by adding the following to the end thereof:

               "Notwithstanding the above, each Option granted on or after January 1, 1998, shall first become fully exercisable (that is, vested) according to the following schedule: 33 percent on the first anniversary of the date of grant; 33 percent on the second anniversary of the date of grant; and 34 percent on the third anniversary of the date of grant."

                                       6.

        Subsection 5(e)(i) of the Plan shall be deleted in its entirety and the following substituted in lieu thereof:

               "(i) The purchase price of each of the shares of Common Stock underlying each Option (the "Option Price") shall be the fair market value of the Common Stock on the date the Option is granted."


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                                       7.

        Subsection 5(i)(i) of the Plan shall be deleted in its entirety and the following substituted in lieu thereof:

               "(i) The Option Price shall be payable upon the exercise of the Option in an amount equal to the number of shares then being purchased times the per share Option Price. Payment, at the election of the Optionee or his successors as provided in Section 5(j)(ii), shall be (A) in cash; (B) by delivery to the Company of a certificate or certificates for shares of the Common Stock duly endorsed for transfer to the Company with signature guaranteed by a member firm of a national stock exchange or a national or state bank (or guaranteed or notarized in such other manner as the Committee may require); (C) through a broker-assisted cashless exercise transaction; or (D) by a combination of any or all of the above."

                                       8.

        Subsection 5(j) of the Plan shall be deleted in its entirety and the following substituted in lieu thereof:

               "(j)   Effect of Termination of Service or Date. Except as
               provided in parts (i), (ii) and (iii) of this subsection, no Option shall be exercisable unless the Optionee thereof shall have been a director of the Company from the date the Option was granted until the date of the exercise.

                      (i) In the event an Optionee ceases to be a director of
               the Company at the request of the Company or due to his failure to be reelected by the shareholders, any Option or unexercised portion thereof granted to him which is otherwise exercisable shall terminate on and shall not be exercisable after the earlier of (a) the expiration date of the Option, or (b) 3 months after the date the director ceases to be a director of the Company. Prior to the earlier of the dates specified in the first sentence of this subsection 5(j)(ii), the Option shall be exercisable only in accordance with its terms."

                      (ii) In the event of the death of an Optionee, any Option
               or unexercised portion thereof granted to him which is otherwise exercisable may be exercised by the executor or administrator of


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               his estate at any time prior to the expiration of 1 year from the date of death of such Optionee.

                      (iii) In the event an Optionee voluntarily ceases to be a
               director of the Company at any time, ceases to be a director upon attaining age 70, or ceases to be a director due to his becoming totally and permanently disabled, any Option or unexercised portion thereof granted to him which is otherwise exercisable shall terminate on and shall not be exercisable after the earlier of (a) the expiration date of the Option, or (b) 1 year after the date the director ceases to be a director of the Company. Prior to the earlier of the dates specified in the first sentence of this subsection 5(j)(iii), the Option shall be exercisable only in accordance with its terms."

                                       9.

        Subsection 10(b) of the Plan shall be amended by striking the last two sentences in their entirety.


                                       10.

        Except as specifically set forth herein, the terms of the Plan shall remain in full force and effect.

        The provisions of this Second Amendment shall be effective as of January 1, 1998.

        IN WITNESS WHEREOF, the Company has caused this Second Amendment to be executed by its duly authorized officer as of the date first written above.


                                 AMERICAN BUSINESS PRODUCTS, INC.


                                 By: /s/ Larry L. Gellerstedt, III
                                     -----------------------------
                                     Larry L. Gellerstedt, III

                                 Title: Chairman, President and Chief Executive
                                        Officer





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